EXHIBIT 3.27.1

Articles of Merger

and Amendment

Of

MTH-TEXAS LP II, INC.

1034712-8

Into

MTH-TEXAS LP, INC.

0810116-9

Name Change to

MERITAGE HOMES OF TEXAS LP HOLDING, INC.

ARTICLES OF AMENDMENT AND MERGER

MERGING MTH-TEXAS LP II, INC

WITH AND INTO MTH-TEXAS LP, INC.

Effective January 31, 2006

The undersigned corporations adopt the following Articles of Merger for the purpose of merging MTH-Texas LP II, Inc., an Arizona corporation with and into MTH-Texas LP, Inc., an Arizona corporation (the “Surviving Corporation”) (the “Merger”):

FIRST: The Merger shall be effected pursuant to the terms of the Plan of Merger (the “Plan of Merger”) which is being filed simultaneously with these Articles of Amendment and Merger.

SECOND: The names of the corporations that are the parties to the Merger and their respective jurisdictions of incorporation are:

Name of Corporation	Jurisdiction of Incorporation
MTH-Texas LP, Inc.	Arizona
MTH-Texas LP II, Inc.	Arizona

THIRD: The name and address of the known place of business of the surviving corporation is MTH-Texas LP, Inc., 8501 E. Princess Drive, Suite 290, Scottsdale, Arizona 85255.

FOURTH: The name and address of the statutory agent of the Surviving Corporation is CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012.

FIFTH: There is one voting group for each corporation entitled to vote on the Plan of Merger. The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the Plan of Merger are as follows:

Name of Corporation	Designation of Each Class or Series	Number of Shares Outstanding in Each Class or Series	Number of Shares Entitled to Vote in Each Class or Series
MTH-Texas LP, Inc.	Common	1,000	1,000
MTH-Texas LP II, Inc.	Common	1,000	1,000

SIXTH: The total number of votes cast for and against the Plan of Merger by the holders of the common stock (the only class of stock of the respective corporations issued, outstanding and entitled to vote) are as follows:

Name of Corporation	Shares Voted For	Shares Voted Against
MTH-Texas LP, Inc.	1,000	0
MTH-Texas LP II, Inc.	1,000	0

SEVENTH: As to each of the corporations that are party to the Merger, the number of votes cast for the Plan of Merger by each voting group entitled to vote thereon was sufficient for approval by that voting group.

EIGHTH: Article FIRST of the Articles of Incorporation of MTH-Texas LP, Inc. is hereby amended in its entirety to read as follows:

“FIRST: The name of the corporation is MERITAGE HOMES OF TEXAS LP HOLDING, INC.”

NINTH: These Articles of Amendment were adopted on January 27, 2006 and are effective January 31, 2006 at 12:01 a.m. Mountain Standard time.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 27th day of January 2006.

MTH-TEXAS LP, INC.

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President–General Counsel, Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President–Assistant Secretary

MTH-TEXAS LP II, INC.

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President–General Counsel, Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President–Assistant Secretary

2

PLAN OF MERGER

This plan of Merger (“Plan of Merger”) sets forth the terms and conditions for the Merger (the “Merger”) of MTH-Texas LP II, Inc., an Arizona corporation (the “Merging Corporation”) with and into MTH-Texas LP, Inc., an Arizona corporation (the “Surviving Corporation” and, together with the Merging Corporation, the “Constituent Corporations”).

1. The Merger; Effects of the Merger. On the Effective Date (as defined below), the Merging Corporation will be merged with and into the Surviving Corporation in accordance with, and with the effect provided in, Section 10-1106 of the Arizona Revised Statutes; the separate existence of the Merging Corporation will cease; the Surviving Corporation will continue in existence as an Arizona corporation and will succeed to all of the rights, privileges, immunities and properties of the Merging Corporation; and the Surviving Corporation will be responsible and, liable for all of the debts, liabilities and obligations of the Merging Corporation. Without limiting the foregoing, on and after the Effective Date, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all property, real, personal and mixed, and all and every other interest belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation and shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested, by deed or otherwise, in either of the Constituent Corporations shall not revert or be in any way impaired, but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities, and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted as a party in such action or proceeding in place of any Constituent Corporation.

2. Effective Date of the Merger. The Merger will be effective on and after January 31, 2006 at 12:01 a.m. Mountain Standard time (the “Effective Date”).

3. Articles of Incorporation. Except as set forth in the following sentence, no changes will be made in the Articles of Incorporation of the Surviving Corporation in connection with the Merger and the Articles of Incorporation of the Surviving Corporation, as heretofore amended, will continue to be its Articles of Incorporation on and after the Effective Date of the Merger until further amended according to law. Upon the Effective Date of the Merger, the Articles of Incorporation of the Surviving Corporation will be amended to change the name of the Surviving corporation to “Meritage Homes of Texas LP Holding, Inc.”

4. Bylaws. No changes will be made in the Bylaws of the Surviving Corporation in connection with the Merger and the Bylaws of the Surviving Corporation, as heretofore amended, will continue to be its Bylaws on and after the Effective Date until further amended according to the provisions thereof and applicable law.

5. Officers and Directors. The directors and officers of the Surviving Corporation immediately prior to the effectiveness of the Merger shall continue to be the directors and officers of the Surviving Corporation on and after the Effective Date in their same capacities and with their same responsibilities and authorities, until changed according to the provisions of applicable law and of the Surviving Corporation’s Articles of Incorporation and Bylaws.

6. Cancellation of Stock of Merging Corporation. Each share of the common stock, no par value, of the Merging Corporation issued and outstanding immediately prior to the Effective Date will, on and as of the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof or any other person, be cancelled and cease to exist, and the shareholders will not receive any consideration therefor.

7. Further Assurances. If at any time after the Effective Date, the Surviving Corporation deems it necessary or advisable that any further assignments or assurances in law are required to vest; perfect or confirm, of record or otherwise, in the Surviving Corporation, title to, and possession of, any property or right of the Merging Corporation acquired or to be acquired as a result of the Merger, the Surviving Corporation and its proper officers and directors shall execute and deliver any deed, assignment or other document and take any such other action as may be required and such proper officers and directors are fully authorized in the name and on behalf of the Merging Corporation or otherwise to take any and all such action.

8. Termination. This Plan of Merger may be terminated and the Merger may be abandoned by mutual consent of the respective Boards of Directors of the Constituent Corporations at any time prior to the Effective Date.

9. Amendment. This Plan of Merger may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Constituent Corporations. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

10. Headings. The headings in this Plan of Merger are inserted for convenience only and shall not constitute a part hereof.

MTH-TEXAS LP, INC.

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President–General Counsel, Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President–Assistant Secretary

2

MTH-TEXAS LP II, INC.

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President–General Counsel, Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President–Assistant Secretary

3

ARTICLES OF AMENDMENT AND MERGER

MERGING MERITAGE HOMES OF TEXAS GP, INC.,

WITH AND INTO MERITAGE HOMES OF TEXAS LP HOLDING, INC.

The undersigned corporations adopt the following Articles of Amendment and Merger for the purpose of merging Meritage Homes of Texas GP, Inc., an Arizona corporation, with and into Meritage Homes of Texas LP Holding, Inc., an Arizona corporation (the “Surviving Corporation”) (the “Merger”):

FIRST: The Merger shall be effected pursuant to the terms of the Plan of Merger (the “Plan of Merger) which is being filed with these Articles of Amendment and Merger and is attached hereto as Exhibit A.

SECOND: The names of the corporations that are the parties to the Merger and their respective jurisdictions of incorporation are:

Name of Corporation	Jurisdiction of Incorporation
Meritage Homes of Texas GP, Inc.	Arizona
Meritage Homes of Texas LP Holding, Inc.	Arizona

THIRD: The name and address of the known place of business of the surviving corporation is Meritage Homes of Texas LP Holding, Inc., 17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255.

FOURTH: The name and address of the statutory agent of the Surviving Corporation is CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012.

FIFTH: There is one voting group for each corporation entitled to vote on the Plan of Merger. The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the Plan of Merger as follows:

Name of Corporation	Designation of Each Class or Series	Number of Shares Outstanding in Each Class or Series	Number of Shares Entitled to Vote in Each Class or Series
Meritage Homes of Texas GP, Inc.	Common	1,000	1,000
Meritage Homes of Texas LP Holding, Inc.	Common	1,000	1,000

SIXTH: The total number of votes cast for and against the Plan of Merger by the holders of the common stock (the only class of stock of the respective corporations issued, outstanding and entitled to vote) are as follows:

Name of Corporation	Shares Voted For	Shares Voted Against
Meritage Homes of Texas GP, Inc.	1,000	0
Meritage Homes of Texas LP Holding, Inc.	1,000	0

SEVENTH: As to each of the corporations that are party to the Merger, the number of votes cast for the Plan of Merger by each voting group entitled to vote thereon was sufficient for approval by that voting group.

EIGHTH: Article FIRST of the Articles of Incorporation of Meritage Homes of Texas LP Holding, Inc. is hereby amended in its entirety to read as follows:

“FIRST: The name of the corporation is MERITAGE HOMES OF TEXAS HOLDING, INC.”

NINTH: These Articles of Amendment and Merger are effective July 2, 2007 at 12:01 a.m. Mountain Standard time.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 28th day of June 2007.

MERITAGE HOMES OF TEXAS GP, INC.

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President, General Counsel and Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

2

MERITAGE HOMES OF TEXAS LP HOLDING, INC.

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President, General Counsel and Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

3

EXHIBIT A

PLAN OF MERGER

(See attached)

PLAN OF MERGER

This plan of Merger (“Plan of Merger”) sets forth the terms and conditions for the merger (the “Merger”) of Meritage Homes of Texas GP, Inc., an Arizona corporation (the “Merging Corporation”) with and into Meritage Homes of Texas LP Holding, Inc., an Arizona corporation (the “Surviving Corporation” and, together with the Merging Corporation, the “Constituent Corporations”).

1. The Merger; Effects of the Merger. On the Effective Date (as defined below), the Merging Corporation will be merged with and into the Surviving Corporation in accordance with, and with the effect provided in, Section 10-1106 of the Arizona Revised Statutes; the separate existence of the Merging Corporation will cease; the Surviving Corporation will continue in existence as an Arizona corporation and will succeed to all of the rights, privileges, immunities and properties of the Merging Corporation; and the Surviving Corporation will be responsible and liable for all of the debts, liabilities and obligations of the Merging Corporation. Without limiting the foregoing, on and after the Effective Date, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all property, real, personal and mixed, and all and every other interest belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation and shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested, by deed or otherwise, in either of the Constituent Corporations shall not revert or be in any way impaired, but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities, and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation may be prosecuted as if the Merger had not taken place, or the Surviving. Corporation may be substituted as a party in such action or proceeding in place of any Constituent Corporation.

2. Effective Date of the Merger. The Merger will be effective on and after July 2, 2007 at 12:01 a.m. Mountain Standard time (the “Effective Date”).

3. Articles of Incorporation. Except as set forth in the following sentence, no changes will be made in the Articles of Incorporation of the Surviving Corporation in connection with the Merger and the Articles of Incorporation of the Surviving Corporation, as heretofore amended, will continue to be its Articles of Incorporation on and after the Effective Date of the Merger until further amended according to law. Upon the Effective Date of the Merger, the Articles of Incorporation of the Surviving Corporation will be amended to change the name of the Surviving Corporation to “Meritage Homes of Texas Holding, Inc.”

4. Bylaws. No changes will be made in the Bylaws of the Surviving Corporation in connection with the Merger and the Bylaws of the Surviving Corporation, as heretofore amended, will continue to be its Bylaws on and after the Effective Date until further amended according to the provisions thereof and applicable law.

5. Officers and Directors. The directors and officers of the Surviving Corporation immediately prior to the effectiveness of the Merger shall continue to be the directors and officers of the Surviving Corporation on and after the Effective Date in their same capacities and with their same responsibilities and authorities, until changed according to the provisions of applicable law and of the Surviving Corporation’s Articles of Incorporation and Bylaws.

6. Cancellation of Stock of Merging Corporation. Each share of the common stock of the Merging Corporation issued and outstanding immediately prior to the Effective Date will, on and as of the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof or any other person, be cancelled and cease to exist, and the shareholders will not receive any consideration therefor.

7. Further Assurances. If at any time after the Effective Date, the Surviving Corporation deems it necessary or advisable that any further assignments or assurances in law are required to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to, and possession of, any property or right of the Merging Corporation acquired or to be acquired as a result of the Merger, the Surviving Corporation and its proper officers and directors shall execute and deliver any deed, assignment or other document and take any such other action as may be required and such proper officers and directors are fully authorized in the name and on behalf of the Merging Corporation or otherwise to take any and all such action.

8. Termination. This Plan of Merger may be terminated and the Merger may be abandoned by mutual consent of the respective Boards of Directors of the Constituent Corporations at any time prior to the Effective Date.

9. Amendment. This Plan of Merger may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Constituent Corporations. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

10. Headings. The headings in this Plan of Merger are inserted for convenience only and shall not constitute a part hereof.

MERITAGE HOMES OF TEXAS GP, INC.

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President, General Counsel and Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

2

HERITAGE HOMES OF TEXAS LP HOLDING, INC.

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President, General Counsel and Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

3